Sierra Pacific Power Makes Deferred Energy Filing
Slight Decrease Requested for Northern Nevada Residential Customers
RENO, Nev., Dec. 1 /PRNewswire/ — Sierra Pacific Power Company, a subsidiary of Sierra Pacific Resources (NYSE: SRP), today submitted to the Public Utilities Commission of Nevada (PUCN) its annual mandatory deferred energy filing. The filing is part of the company’s annual requirement to change rates to reflect costs Sierra Pacific pays for fuel to generate electricity or power purchased on behalf of customers.
Coupled with a separate filing to recover costs associated with resolution of claims for power contracts executed during the Western Energy Crisis, the company today is requesting a slight reduction in electric rates to become effective July 1, 2007.
If approved by the PUCN, the typical residential customer using 740 kilowatt hours of electricity would see a monthly bill decrease of 27 cents, from $98.91 to $98.64. Overall, today’s filings would reduce electric rates for northern Nevada customers by $3 million, or approximately 0.33 percent.
“Today’s filing reflects the recent declines in natural gas costs,” said Mary Simmons, vice president of external affairs for Sierra Pacific Power Company. “These costs have been more stable in recent months after years of volatile and often rapidly rising prices. It’s also an example of how rates decrease or increase based on prices the company pays for energy and are passed on to customers on a dollar-for-dollar basis, with no additional mark-ups or profits to the company.”
Simmons further illustrated the impact of changing energy costs by pointing out that rates for its natural gas customers are set in a similar fashion. She noted that the 2.4 percent decrease in rates, which became effective today (December 1, 2006) for the company’s natural gas customers in the Reno-Sparks area was also a result of the stabilization of prices.
Today’s deferred filing would reduce by $8 million annually the overall rates paid by customers. The filing to recover costs emanating from the Western Energy Crisis requests $5 million per year. In addition to prior fuel and purchased power costs, the required deferred filing includes the setting of a new forward-looking rate to match the current estimate of costs of fuel and purchased power as well as the expiration of some rates previously approved by the PUCN. In the next few months, the PUCN will conduct its review of these filings, along with other parties, before making a decision.
Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources (NYSE: SRP), is the electric utility serving most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Sierra Pacific Resources is also the holding company for Nevada Power Company, serving most of southern Nevada.
Forward-Looking Statements: This press release contains forward-looking statements regarding the future performance of Sierra Pacific Power Company, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, unfavorable rulings in Sierra Pacific Power’s general rate cases and deferred energy rate cases. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Sierra Pacific Power Company are contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC. Sierra Pacific Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
SOURCE Sierra Pacific Power Company 12/01/2006
CONTACT: Media, Faye I. Andersen of Sierra Pacific Power Company,
+1-775-834-4822; or Analysts, Britta Carlson, +1-702-367-5624, for Sierra
Pacific Power Company
(SRP)
0239 12/01/2006 17:33 EST http://www.prnewswire.com